News Release

EXHIBIT 99.1

SM ENERGY COMPANY ANNOUNCES COMMENCEMENT OF EXCHANGE OFFERS
AND CONSENT SOLICITATIONS FOR ALL OUTSTANDING NOTES

DENVER, CO April 29, 2020 - SM Energy Company (“SM Energy” or the “Company”) (NYSE: SM) today announced that it has commenced offers to all Eligible Holders (as defined below) to exchange (the “Exchange Offers”) any and all of its outstanding notes listed in the table below (together, the “Old Notes”) for up to $900 million aggregate principal amount of newly issued senior secured notes maturing on the dates set forth below (collectively, the “New Notes”), in each case upon the terms and subject to the conditions set forth in the confidential offering memorandum and consent solicitation statement, dated April 29, 2020 (the “Offering Memorandum”).
The following table sets forth the consideration to be offered to Eligible Holders of the Old Notes in the Exchange Offers:

				Principal Amount of New Notes per $1,000 Principal Amount of Old Notes Tendered		New Notes Offered
Title of Old Notes to be Tendered	CUSIP Number / ISIN	Outstanding Principal Amount ($mm)	Acceptance Priority Level	Total Consideration prior to the Early Tender Time	Exchange Consideration after the Early Tender Time
1.500% Senior Convertible Notes due 2021	78454LAM2 / US78454LAM28	$172.50	1	$600	$550	10.00% Senior Secured Notes due August 1, 2022
6.125% Senior Notes due 2022	78454LAK6 / US78454LAK61	$436.047	2	$650	$600	10.00% Senior Secured Notes due October 15, 2023
5.000% Senior Notes due 2024	78454LAH3 / US78454LAH33	$500.00	3	$500	$450	10.00% Senior Secured Notes due January 15, 2025
5.625% Senior Notes due 2025	78454LAL4 / US78454LAL45	$500.00	4	$500	$450	10.00% Senior Secured Notes due June 1, 2026
6.750% Senior Notes due 2026	78454LAN0 / US78454LAN01	$500.00	5	$500	$450	10.00% Senior Secured Notes due January 15, 2027
6.625% Senior Notes due 2027	78454LAP5 / US78454LAP58	$500.00	6	$500	$450	10.00% Senior Secured Notes due January 15, 2027

The New Notes will be secured by second priority security interests in the collateral that secures SM Energy’s senior secured credit facility. The New Notes will be SM Energy’s secured second lien obligations and will be effectively junior to the Company’s current and future secured first lien indebtedness, including indebtedness incurred under its senior secured credit facility, to the extent of the value of the collateral securing such indebtedness, effectively senior to all of the Company’s existing and future unsecured indebtedness, including any Old Notes that remain outstanding following the completion of the Exchange Offers, to the extent of the value of the collateral, and senior to any future subordinated indebtedness. Interest on the New Notes will accrue from the date of issuance of the New Notes.

Pursuant to the Exchange Offers and subject to the proration terms described below, in exchange for each $1,000 principal amount of Old Notes and integral multiples in excess thereof validly tendered (and not validly withdrawn) at any time (i) at or prior to the May 12, 2020 (the “Early Tender Time”) and accepted by the Company, participating holders of Old Notes will receive a principal amount of New Notes equal to the “Total Consideration” listed in the above table under the column heading “Total Consideration prior to the Early Tender Time” and (ii) after the Early Tender Time but at any time at or prior to May 27, 2020 (the “Expiration Time”) and accepted by the Company, participating holders will receive a principal amount of New Notes equal to the “Exchange Consideration” listed in the above table under the column heading “Exchange Consideration after the Early Tender Time.” Participating holders will receive, in cash, accrued and unpaid interest, if any, on their accepted Old Notes up to, but not including, June 1, 2020 (the “Settlement Date”). Tenders of Old Notes may be withdrawn and Consents may be revoked at any time at or prior to 5:00 p.m., New York City time, on May 12, 2020, but not thereafter, subject to limited exceptions and unless as otherwise required by applicable law, unless such time is extended (such time and date with respect to the Exchange Offers, as the same may be extended, the “Withdrawal Deadline”).
The Exchange Offers are not conditioned upon any minimum amount of Old Notes being tendered. In addition, the Exchange Offers and the Consent Solicitations, either as a whole, or with respect to one or more series of Old Notes, may be amended, extended, terminated or withdrawn for any reason, including based on the acceptance rate and outcome of the Exchange Offers or failure to satisfy any condition to the Exchange Offers. Subject to the proration terms described in the Offering Memorandum, the amounts of each series of Old Notes that are accepted on the Settlement Date will be determined in accordance with the acceptance priority levels set forth in the table above (the “Acceptance Priority Levels”), with Acceptance Priority Level 1 being the highest Acceptance Priority Level and Acceptance Priority Level 6 being the lowest Acceptance Priority Level. The “Maximum Exchange Amount” of New Notes that the Company will issue in the Exchange Offers equals $900 million aggregate principal amount of New Notes; provided that the Company will not accept for exchange more than $1,350 million aggregate principal amount of Old Notes having Acceptance Priority Levels equal to or lower than Acceptance Priority Level 3 (the “Acceptance Priority Cap”).
In conjunction with the Exchange Offers, SM Energy is soliciting consents (the “Consent Solicitations”) from holders of each series of Old Notes (“Consents”) to certain proposed amendments to each indenture governing the Old Notes (the “Old Notes Indentures”) to eliminate substantially all of the restrictive covenants and certain of the default provisions contained therein (the “Proposed Amendments”). The Exchange Offers are not conditioned upon receiving Requisite Consents (as defined below) from holders of any series of the Old Notes. Holders of Old Notes may not tender Old Notes without delivering the related Consents, and holders of Old Notes may not deliver Consents without tendering the related Old Notes.
To adopt the Proposed Amendments related to a series of Old Notes, SM Energy must receive Consents from holders representing a majority of the outstanding principal amount of such series Old Notes (the “Requisite Consents”). If the Requisite Consents are delivered with respect to any series of Old Notes, a Supplemental Indenture will be executed promptly following the receipt of the Requisite Consents, but in no event prior to the later of the Early Tender Time and the Withdrawal Deadline, to give effect to the Proposed Amendments. The Proposed Amendments will become operative, with respect to Old Notes for which Requisite Consents have been delivered and not validly withdrawn, immediately prior to the acceptance of such Old Notes pursuant to the applicable Exchange Offer. In the event that the Requisite Consents for a series of Old Notes are received and not validly revoked but the Old Notes of such series tendered in the applicable Exchange Offer are subject to proration, the Proposed Amendments with respect to such series of Old Notes will not become operative despite the Company accepting the Old Notes of such series in the applicable Exchange Offer.
Old Notes may not be withdrawn from the Exchange Offers and the related Consents may not be revoked from the Consent Solicitations after the Withdrawal Deadline, unless otherwise required by applicable law.

The Exchange Offers are being made, and the New Notes are being offered and issued, only (a) in the United States to holders of Old Notes who are reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (b) outside the United States to holders of Old Notes who are persons other than U.S. persons in reliance upon Regulation S under the Securities Act. The holders of Old Notes who have certified to the Company that they are eligible to participate in the Exchange Offers pursuant to at least one of the foregoing conditions are referred to as “Eligible Holders.” Only Eligible Holders who have completed and returned an eligibility letter, available from the information agent, may receive and review the Offering Memorandum or participate in the Exchange Offers. Eligible Holders of the Old Notes who desire to obtain and complete an eligibility form should contact the information agent and exchange agent, D.F. King & Co., Inc., at (866) 620-2536 (toll-free) or (212) 269-5550 (for banks and brokers), email sm@dfking.com or online at www.dfking.com/smenergy.

Eligible Holders of the Old Notes are urged to carefully read the Offering Memorandum before making any decision with respect to the Exchange Offers and Consent Solicitations. None of the Company, the dealer managers, the trustee with respect to the Old Notes, the trustee with respect to the New Notes, the information and exchange agent or any affiliate of any of them makes any recommendation as to whether Eligible Holders of the Old Notes should exchange their Old Notes for New Notes in the Exchange Offers, and no one has been authorized by any of them to make such a recommendation. Eligible Holders must make their own decision as to whether to tender Old Notes and, if so, the principal amount of Old Notes to tender.
The New Notes and the Exchange Offers have not been and will not be registered with the U.S. Securities and Exchange Commission under the Securities Act, or any state or foreign securities laws. The New Notes may not be offered or sold in the United States or for the account or benefit of any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Exchange Offers and Consent Solicitations are not being made to Eligible Holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to purchase or sell any securities, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events, or developments that we expect, believe, or anticipate will or may occur in the future are forward-looking statements. The words "anticipate," "assume," "believe," "budget," "estimate," "expect," "forecast," "intend," "plan," "project," "will," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, among other things, the completion of the Exchange Offers, the redemption of the Old Notes, the completion of the Consent Solicitations and the effectiveness of the Proposed Amendments. Such forward-looking statements are based on assumptions and analyses made by SM Energy in light of its experience and its perception of historical trends, current conditions, expected future developments, and other factors that SM Energy believes are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause SM Energy's actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. Some of these risks are described in the "Risk Factors" section in Part I, Item 1A of SM Energy's Annual Report on Form 10-K for the year ended December 31, 2019 and Part II of our Quarterly Report on Form 10-Q for the period ended March 31, 2020. Forward-looking statements are not guarantees of future performance and actual results or performance may be materially different from those expressed or implied in the forward-looking statements. The forward-looking statements in this press release speak as of the date of this press release.
ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and NGLs in the state of Texas. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.

SM ENERGY INVESTOR CONTACT
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507

4